Exhibit 10.3
AMENDMENT NO. 1
TO THE
ADVISORY AGREEMENT

    This amendment no. 1 (the “Amendment”) to the Advisory Agreement dated as of November 1, 2020 (the “Advisory Agreement”) between Pacific Oak Strategic Opportunity REIT, Inc., a Maryland corporation (the “Company”), and Pacific Oak Capital Advisors, LLC, a Delaware limited liability company (the “Advisor”), is entered as of November 12, 2020. Capitalized terms used herein but not defined shall have the meaning set forth in the Advisory Agreement.

    WHEREAS, Pacific Oak Residential Trust II, Inc. (“PORT II”), an entity in which the Company has an indirect economic interest, entered into an advisory agreement (“PORT II Advisory Agreement”) with Pacific Oak Residential Advisors, LLC (“PORA”), an affiliate of the Advisor;

    WHEREAS, pursuant to the PORT II Advisory Agreement, PORT II has engaged PORA to act as its external advisor with respect to PORT II’s operations and assets;

    WHEREAS, the Company and the Advisor desire to amend the terms of Advisory Agreement in connection with PORT II’s entry into the PORT II Advisory Agreement with PORA.

    NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. Management of PORT II Operations and Assets. Notwithstanding anything to the contrary in the Advisory Agreement, POCA will not be responsible for managing the operations or assets of PORT II. PORA will manage the operations and assets of PORT II pursuant to the PORT II Advisory Agreement. All references to the power, authority, responsibility and duties of POCA with respect to the Company in the Advisory Agreement shall be deemed to exclude PORT II, its operations and its assets.
2. Rebate or Offset of Fees. The Advisor will rebate or offset its fees under the Advisory Agreement to the extent of the Company’s indirect economic interest in fees paid by PORT II to PORA (which will be based on the Company’s indirect ownership in PORT II OP LP, which is the operating partnership of PORT II and the entity ultimately responsible for PORT II’s administrative expenses).
3. Titles Not to Affect Interpretation. The titles of Sections contained in this Amendment are for convenience only, and they neither form a part of this Amendment nor are they to be used in the construction or interpretation hereof.
4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.
Signature page follows.

    IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.

By:	/s/ Keith D. Hall
Keith D. Hall, Chief Executive Officer

PACIFIC OAK CAPITAL ADVISORS, LLC

By:	Pacific Oak Holding Group, LLC, sole Member

	By:	/s/ Peter McMillan III
Peter McMillan III, Member

	By:	/s/ Keith D. Hall
Keith D. Hall, Member